EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

OF

PRECIGEN, INC.

June 3, 2020

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.1.    Place of Meetings.

All meetings of the shareholders of Precigen, Inc. (hereinafter called the “Corporation”) shall be held at such place, either within or without the Commonwealth of Virginia, or solely by means of remote communication, as may from time to time be determined by the Board of Directors of the Corporation (hereinafter called the “Board”).

Section 1.2.    Annual Meetings.

The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Thursday in May in each year (or, if that day shall be a legal holiday, then on the next succeeding business day), or on such other day and/or in such other month as may be fixed by the Board, at such hour as may be specified in the notice thereof.

Section 1.3.    Special Meetings.

(a)

General. A special meeting of the shareholders for any purpose or purposes, unless otherwise provided by law or in the Articles of Incorporation of the Corporation, as from time to time amended (hereinafter called the “Articles”), may be held at any time upon the call of the Board, the Chairman of the Board or the Chief Executive Officer. Except as provided in the Articles, no other person shall be authorized or entitled to call a special meeting of the shareholders. At a special meeting, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of the special meeting.

(b)	Shareholder Requested Special Meeting.

(i)

A special meeting of the shareholders shall be called by the Board upon written request to the Secretary of the Corporation (the “Secretary”) (a “Special Meeting Request”) of one or more shareholders of record at the time of delivery of the written request representing in the aggregate not less than 25% of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting of the shareholders. A Special Meeting Request shall be signed by each shareholder, or a duly authorized agent of such shareholder, requesting the special meeting and shall set forth: (A) a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (B) the name and address, as they appear on the Corporation’s books, of each shareholder requesting the special meeting, (C) the class and number of shares of the Corporation which are owned by each shareholder requesting the special meeting, including shares beneficially owned and shares held of record, (D) any material interest of each shareholder in the business desired to be brought before the special meeting, and (E) any other information, documents and representations that is required under Section 1.11(a) herein. The Board shall determine whether all such requirements have been satisfied and such determination shall be binding on the Corporation and the shareholders.

(ii)

A special meeting requested by the shareholders shall be held at such date, time and place within or without the Commonwealth of Virginia as may be fixed by the Board; provided, however, the Board may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item” and the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) for shareholder approval at any other meeting of the shareholders that is held not less than 120 calendar days after the Secretary receives such Special Meeting Request. A shareholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary; provided, however, the Board shall have the discretion to determine whether or not to proceed with the special meeting. If, following a revocation of a Special Meeting Request, there are un-revoked requests from the shareholders holding in the aggregate less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting.

(iii)

A Special Meeting Request shall not be valid if (A) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law, (B) a Similar Item was presented at any meeting of the shareholders held within 120 calendar days prior to receipt by the Corporation of such Special Meeting Request, (C) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a shareholder meeting that has been called but not yet held, or (D) the Special Meeting Request is received by the Corporation during the period commencing 90 calendar days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of that year’s annual meeting of the shareholders.

(iv)

Business transacted at a special meeting requested by the shareholders shall be limited to the purposes stated in the request for the special meeting; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to the shareholders at any such special meeting.

(v)

If none of the shareholders who submitted the Special Meeting Request for a special meeting of the shareholders appears or sends a representative to present the proposal(s) or business submitted by the shareholders for consideration at the special meeting, the Corporation need not present such proposal(s) or business for a vote at such meeting.

Section 1.4.    Notice of Meetings.

(a)

Notice stating the place, means of remote communication, if any, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given, not fewer than 10 nor more than 60 days before the date of the meeting, to each shareholder of record of the Corporation entitled to vote at such meeting, at his or her address that appears in the share transfer books of the Corporation. Notice of a shareholders’ meeting to act on an amendment of the Articles, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of all, or substantially all of the Corporation’s assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger, share exchange, domestication or entity conversion or sale agreement.

(b)

Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A shareholder who attends a meeting shall be deemed to have (i) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (ii) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented. Notice of any adjourned meeting need not be given, except as expressly required by law.

(c)

Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation, under any provision of the Virginia Stock Corporation Act (the “VSCA”), the Articles or these Bylaws, shall be effective if given (i) by a form of electronic transmission consented to by the shareholder to whom the notice is given or (ii) in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that the Corporation has first received any affirmative written consent or implied consent required thereunder. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (B) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 1.4(c) shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder.

Section 1.5.    Quorum.

Shares representing a majority of the votes entitled to be cast on a matter by all classes or series which are entitled to vote thereon and be counted together collectively, represented in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by law or the Articles. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, (a) the chairman of such meeting or (b) shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.6.    Voting.

Unless otherwise provided by law or the Articles, at each meeting of the shareholders each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation upon any date fixed as hereinafter provided, and may vote either in person or by proxy in writing. If remote participation is permitted, such participation shall be considered “in person” for purposes of this Article I.

Section 1.7.    Written Authorization.

A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

Section 1.8.    Electronic Authorization.

The Chief Executive Officer or the Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.9.    Judges or Inspectors of Election.

The Corporation shall appoint one or more inspectors to act at a meeting of shareholders of the Corporation and make a written report of the inspector’s determinations. The Corporation may designate one or more persons as alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at any meeting of shareholders, the chairman of such meeting shall appoint one or more inspectors to act at the meeting. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes.

Section 1.10.    Conduct of Meeting.

The chairman of the meeting at each meeting of shareholders shall have all the powers and authority vested in presiding officers by law or practice, without restriction, as well as the authority to conduct an orderly meeting and to impose reasonable limits on the amount of time taken up in remarks by any one shareholder.

Section 1.11.    Advance Notice of Nominations and Shareholder Business.

(a)	Annual Meetings of Shareholders.

(i)

Nominations of persons for election to the Board of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any shareholder of the Corporation who (1) was a shareholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nominations or proposal of other business are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time the notice provided for in this Section 1.11 is delivered to the Secretary and at the time of the annual meeting, (2) is entitled to vote at the meeting, and (3) complies with the notice procedures set forth in this Section 1.11. For the avoidance of doubt, the foregoing Section 1.11(a)(i)(C) shall be the exclusive means for a shareholder to present proposals (except proposals submitted in accordance with the eligibility and procedural requirements of Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement) for consideration by the shareholders at any annual meeting of shareholders.

(ii)

For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.11(a)(i)(C), the shareholder must have given timely notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (in the case of the Corporation’s first annual meeting following the initial public offering of shares of its common stock, not later than the close of business on the 10th day following the date on which public announcement of such meeting is made by the Corporation); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice to the Secretary must: (A) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (2)(I) the class or series and number of shares of the Corporation which are, directly or indirectly owned beneficially and of record by such shareholder and such beneficial owner, (II) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (III) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder and such beneficial owner has a right to vote any shares of any security of the Company, (IV) any short interest in any security of the Corporation (for purposes of this Section 1.11 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (V) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder and such beneficial owner that are separated or separable from the underlying shares of the Corporation, (VI) any proportionate interest in shares of the Corporation or Derivative Instruments held, director or indirectly, by a general or limited partnership in which such shareholder and such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (VII) any performance-related fees (other than an asset-based fee) that such shareholder and such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder and such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (3) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (4) a statement whether such shareholder or any other person known to the shareholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal and (5) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or propose such business specified in the notice before the meeting; (B) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (2) the complete text of any resolutions intended to be presented at the meeting and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment and (3) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (C) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and the beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K under the Exchange Act if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registration; and (D) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 1.12. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, no disclosure shall be required with respect to ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is proposing business solely as a result of being the shareholder of record or nominee holder that is directed to prepare and submit the shareholder’s notice required by these Bylaws on behalf of a beneficial owner. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii)

Notwithstanding anything in the second sentence of Section 1.11(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)

Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 1.11 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Section 1.11(a)(ii) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting, and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a shareholder’s notice as described above.

(c)	General.

(i)

Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by Section 1.11(a)(ii)(C)) and (B) to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.11, if the shareholder (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii)

For purposes of this Section 1.11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)

Notwithstanding the foregoing provisions of this Section 1.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series of preferred stock, if any, to elect directors pursuant to any applicable provisions of the Articles.

(iv)

A shareholder must further update and supplement the notice required by this Section 1.11, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the shareholders entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary not later than five business days after the record date for determining the shareholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than five business days prior to the date of the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

Section 1.12.    Submission of Questionnaire, Representation and Agreement.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.11) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on which behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) (the “Agreement”), which Agreement (a) shall provide that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (copies of which shall be provided by the Secretary upon written request) (subject to any waivers or exemptions granted pursuant to a resolution of the majority of the disinterested members of the Board) and (b) if such person is at the time a director or is subsequently elected as a director of the Corporation, shall include such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Agreement in any material respect.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1.    General Powers.

The property, affairs and business of the Corporation shall be managed under the direction of the Board, and, except as otherwise expressly provided by law, the Articles or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

Section 2.2.    Number, Term, Election.

(a)

The number of directors constituting the Board shall be designated by resolution of the Board, but shall not be more than 10; provided that no decrease in the number of directors shall shorten or terminate the term of any incumbent director. No director need be a shareholder.

(b)	Directors shall hold their offices until their terms have expired and until their successors are elected.

(c)

The directors shall be elected by the shareholders of the Corporation. The election of directors is subject to any provisions contained in the Articles relating thereto, including any provisions for cumulative voting. A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the shareholders for which (i) the Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees for director set forth in Section 1.11 and (ii) such nomination has not been withdrawn by such shareholder on or prior to the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders (a “contested election”). If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. The Board has established procedures set forth in the Corporate Governance Guidelines under which in any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall tender his or her resignation, and the Board shall decide, through a process managed by the Committee (as defined in the Corporate Governance Guidelines) whether to accept or reject the resignation, or whether other action should be taken. Any vacancy resulting from the non-election of a director under this Section 2.2(c) may be filled by the Board as provided in Section 2.3.

Section 2.3.    Newly Created Directorships and Vacancies.

Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board for any reason shall be filled by the majority vote of the remaining directors of the Corporation, although less than a quorum, or by a sole remaining director. A director elected to fill a newly created directorship or to fill any vacancy shall hold office until the next annual meeting of shareholders and until his successor, if any, has been elected and qualified.

Section 2.4.    Compensation.

Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and Committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

Section 2.5.    Place of Meetings.

The Board may hold its meetings at such place or places within or without the Commonwealth of Virginia as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2.6.    Organization Meeting.

As soon as practicable after each annual election of directors, the newly constituted Board shall meet for the purposes of organization. At such organization meeting, the newly constituted Board shall elect officers of the Corporation and transact such other business as shall come before the meeting. Notice of organization meetings of the Board need not be given. Any organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof signed by all the directors.

Section 2.7.    Regular Meetings.

Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect; and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.

Section 2.8.    Special Meetings.

Special meetings of the Board shall be held whenever called by the Chief Executive Officer, or by the Secretary at the request of a majority of the directors then in office. Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than the second day before the day on which such meeting is to be held, or shall be sent to him by electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Articles.

Section 2.9.     Electronic Notice.

Notice of the date, time, place or purpose of any meeting of the Board, if required, may be given by a form of electronic transmission.

Section 2.10.    Quorum.

At each meeting of the Board the presence of a majority of the number of directors fixed by these Bylaws shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law or by these Bylaws. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. Notice of any adjourned meeting need not be given.

Section 2.11.    Waivers of Notice of Meetings.

Notwithstanding anything in these Bylaws or in any resolution adopted by the Board to the contrary, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat. Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

Section 2.12.    Telephone Meetings.

Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communications whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

Section 2.13.    Actions Without Meetings.

Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote. For purposes of this Section 2.13, such written consent and the signing thereof may be accomplished by one or more electronic transmissions.

ARTICLE III

COMMITTEES

Section 3.1.    Compensation Committee.

(a)

The Board, at its annual organizational meeting, shall designate a Compensation Committee, which shall consist of three or more directors each of whom shall satisfy the independence requirements of The New York Stock Market (“NYSE”) and the SEC as then in effect and applicable to the Corporation. The responsibilities of the Compensation Committee shall be set forth in the Committee’s Charter as approved by the Board.

(b)	The Compensation Committee shall fix its own rules of procedure. The Compensation Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board.

Section 3.2.     Audit Committee.

(a)

The Board, at its annual organizational meeting, shall designate an Audit Committee, which shall consist of three or more directors each of whom shall satisfy the independence requirements of NYSE and the SEC, as then in effect and applicable to the Corporation. The responsibilities of the Audit Committee shall be set forth in the Committee’s Charter as approved by the Board.

(b)	The Audit Committee shall fix its own rules of procedure. The Audit Committee shall keep minutes of all of its meetings and all action taken by it shall be reported to the Board.

Section 3.3.     Nominating and Governance Committee.

(a)

The Board, at its annual organizational meeting, shall designate a Nominating and Governance Committee, which shall consist of three or more directors each of whom shall satisfy the independence requirements of NYSE and the SEC, as then in effect and applicable to the Corporation. The responsibilities of the Nominating and Governance Committee shall be set forth in the Committee’s Charter as approved by the Board.

(b)

The Nominating and Governance Committee shall fix its own rules of procedure. The Nominating and Governance Committee shall keep minutes of all of its meetings and all action taken by it shall be reported to the Board.

Section 3.4.     Other Committees.

The Board, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may establish such other committees of the Board as it may deem advisable and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

Section 3.5.    Meetings.

Regular and special meetings of any Committee established pursuant to this Article III may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board.

Section 3.6.     Quorum and Manner of Acting.

Except as otherwise provided in these Bylaws, a majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. Except as otherwise provided in these Bylaws, the action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

Section 3.7.     Term of Office.

Members of any Committee shall be designated as above provided and shall hold office until their successors are designated by the Board or until such Committee is dissolved by the Board.

Section 3.8.     Resignation and Removal.

Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chief Executive Officer or the Secretary of the Corporation, or may be removed, with or without cause, at any time by the Board.

Section 3.9.     Vacancies.

Any vacancy occurring in a Committee resulting from any cause whatever shall be filled by a majority of the number of directors fixed by these Bylaws.

ARTICLE IV

OFFICERS

Section 4.1.     Number, Term, Election.

The officers of the Corporation shall be a Chief Executive Officer, a Chairman of the Board, a Chief Financial Officer, and a Secretary. The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be elected and qualify, or as otherwise provided in these Bylaws. The Chairman of the Board shall be chosen from among the Directors. Any two or more offices may be held by the same person.

Section 4.2.     Duties.

The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board. The Board may require any officer to give such bond for the faithful performance of his or her duties as the Board may see fit.

Section 4.3.     Chairman of the Board.

The Chairman of the Board shall preside at all meetings of the Board and of the shareholders. In the event of the Chairman of the Board’s temporary absence or disability and the absence or disability of the Chief Executive Officer, the Chairman of the Board shall have the power to designate any director to preside at any or all meetings of the shareholders and of the Board. The Chairman of the Board, the Chief Executive Officer or, in the event of the Chairman of the Board’s temporary absence or disability and the absence or disability of the Chief Executive Officer, the director designated by the Chairman of the Board shall have the authority to adjourn meetings of shareholders from time to time in his or her discretion without notice to the shareholders other than by announcement at the meeting. He or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

Section 4.4.     Chief Executive Officer.

The Chief Executive Officer shall, subject to the control of the Board, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation. In addition to acting as Chief Executive Officer of the Corporation, he or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board and shall see that all orders and resolutions of the Board are carried into effect. In the event of the inability of the Chief Executive Officer to act, the Board will designate an officer of the Corporation to perform the duties of that office. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all corporate meetings. The Chief Executive Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, the Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board.

Section 4.5.     President.

The President, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board or, if he or she shall not be the Chief Executive Officer, by the Chief Executive Officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 4.6.     Chief Operating Officer.

The Chief Operating Officer of the Corporation, if any, shall perform such senior duties in connection with the operations of the Corporation as the Board or the Chief Executive Officer shall from time to time determine, and shall report directly to the Chief Executive Officer. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the Chief Executive Officer or as the Board may from time to time determine.

Section 4.7.     Chief Science Officer.

The Chief Science Officer shall be the principal science officer of the Corporation in charge of research and new technology development, shall assist the Chief Executive Officer in all science-related aspects of the Corporation and shall perform such other senior duties in connection therewith as the Board or the Chief Executive Officer shall from time to time determine. The Chief Science Officer shall report directly to the Chief Executive Officer and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the Chief Executive Officer or as the Board may from time to time determine.

Section 4.8.     Chief Financial Officer.

The Chief Financial Officer shall be the principal accounting officer of the Corporation and shall have the general care and custody of the funds and securities of the Corporation. He or she shall keep full and accurate accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and cause regular audits of the books and records of the Corporation to be made. The Chief Financial Officer shall be responsible for (a) maintaining adequate financial accounts and records in accordance with generally accepted accounting practices, (b) the Corporation’s internal control over financial reporting, (c) the preparation of appropriate operating budgets and financial statements, and (d) the preparation and filing of all tax returns required by law. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Audit Committee, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. If the Board shall so determine, he or she shall give a bond for the faithful performance of his or her duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Chief Financial Officer may be performed by one or more assistants, to be appointed by the Board. The Chief Financial Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 4.9.     Chief Legal Officer.

The Chief Legal Officer of the Corporation, if any, shall be the principal legal officer of the Corporation in charge of the Corporation’s legal affairs, shall assist the Chief Executive Officer in all legal-related aspects of the Corporation and shall perform such senior duties in connection therewith as the Board or the Chief Executive Officer shall from time to time determine. The Chief Legal Officer shall report directly to the Chief Executive Officer and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the Chief Executive Officer or as the Board may from time to time determine.

Section 4.10.     Senior Vice President.

Each Senior Vice President of the Corporation, if any, shall have powers and duties as may from time to time be assigned to such Senior Vice President by the Board of Directors or the Chief Executive Officer. When there shall be more than one Senior Vice President of the Corporation, the Board of Directors may from time to time designate one of them to perform the duties of the Chief Executive Officer in the absence of the Chief Executive Officer. Any Senior Vice President of the Corporation may sign and execute in the name of the Corporation only such documents, contracts and other instruments as are within the scope of such Senior Vice President’s responsibility as may be agreed with the Chief Executive Officer or as the Board may from time to time determine.

Section 4.11.     Vice Presidents.

Each Vice President, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 4.12.     Treasurer.

The Treasurer, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any officer to whom the Chief Executive Officer, the Chief Financial Officer or the President may have delegated such authority. If the Board shall so determine, he or she shall give a bond for the faithful performance of his or her duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board.

Section 4.13.     Secretary.

The Secretary shall act as secretary of all meetings of the Board and shareholders of the Corporation. When requested, the Secretary shall also act as secretary of the meetings of the committees of the Board. The Secretary shall keep and preserve the minutes of all such meetings in permanent books. The Secretary shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; and shall see that all reports, statements and other documents required by law (except tax returns) are properly filed. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.

ARTICLE V

REMOVALS AND RESIGNATIONS

Section 5.1.     Removal of Officers.

Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

Section 5.2.     Resignation.

Any director, officer or assistant officer of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.3.     Vacancies.

Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

ARTICLE VI

CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

Section 6.1.     Execution of Contracts.

Except as otherwise provided by law or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

Section 6.2.     Loans.

No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

Section 6.3.     Checks, Drafts, etc.

All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

Section 6.4.     Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Treasurer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

Section 6.5.     Voting of Securities.

Unless otherwise provided by the Board, the Chief Executive Officer may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises. In lieu of such appointment, the Chief Executive Officer may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

ARTICLE VII

CAPITAL STOCK

Section 7.1.     Shares.

(a)	Shares of the Corporation may but need not be represented by certificates.

(b)

When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the VSCA and as determined by the Board, to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chief Executive Officer, the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation’s shares shall be consecutively numbered or otherwise identified.

(c)

The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose.

(d)

When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the VSCA to be included on certificates.

Section 7.2.     Stock Transfer Books and Transfer of Shares.

The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by such shareholder. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder’s duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 7.3.     Holder of Record.

Except as otherwise required by the VSCA, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

Section 7.4.     Record Date.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 7.5.     Lost, Destroyed or Mutilated Certificates.

In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

Section 7.6.     Transfer Agent and Registrar; Regulations.

The Corporation may, if and whenever the Board so determines, maintain in the Commonwealth of Virginia or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

ARTICLE VIII

INSPECTION OF RECORDS

The Board from time to time shall determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books and papers of the Corporation, or any of them, shall be open for the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or paper of the Corporation except as expressly conferred by statute or by these Bylaws or authorized by the Board.

ARTICLE IX

SEAL

The Board may authorize the use of a corporate seal, but failure to use the seal shall not affect the validity of any instrument. The use of a facsimile of a seal, or the affixing of a scroll by way of a seal or the execution of a document containing words importing a sealed document shall be of the same force as if actually sealed by physically affixing an impression of a seal.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be the period beginning on January 1st and ending on December 31st of each calendar year, unless changed by resolution of the Board.

ARTICLE XI

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Alexandria Division, or in the event that court lacks subject matter jurisdiction to hear such action, the Circuit Court of the County of Fairfax, Virginia, shall be the sole and exclusive forum of (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action for breach of duty to the Corporation or the Corporation’s shareholders by any current or former officer or other employee or agent or director of the Corporation, (iii) any action against the Corporation or any current or former officer or other employee or agent or director of the Corporation arising pursuant to any provision of the VSCA (as it may be amended from time to time) or the Articles or these Bylaws (as either may be amended from time to time), or (iv) any action against the Corporation or any current or former officer or other employee or agent or director of the Corporation governed by the internal affairs doctrine.

ARTICLE XII

SEVERABILITY

If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any sentence of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE XIII

EMERGENCY BYLAWS

Section 13.1.     Definitions.

As used in these Emergency Bylaws,

(a)	the term “period of emergency” shall mean any period during which a quorum of the Board cannot readily be assembled because of some catastrophic event.

(b)

the term “incapacitated” shall mean that the individual to whom such term is applied shall not have been determined to be dead but shall be missing or unable to discharge the responsibilities of his office; and

(c)

the term “senior officer’’ shall mean the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, any President, any Vice President, any Treasurer and the Secretary, and any other person who may have been so designated by the Board before the emergency.

Section 13.2.     Applicability.

(a)

These Emergency Bylaws, as from time to time amended, shall be operative only during any period of emergency. To the extent not inconsistent with these Emergency Bylaws, all provisions of the regular Bylaws of the Corporation shall remain in effect during any period of emergency.

(b)	No officer, director or employee shall be liable for actions taken in good faith in accordance with these Emergency Bylaws.

Section 13.3.     Board of Directors.

(a)

A meeting of the Board may be called by any director or senior officer of the Corporation. Notice of any meeting of the Board need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio, and at a time less than 24 hours before the meeting if deemed necessary by the person giving notice.

(b)

At any meeting of the Board, three directors in attendance shall constitute a quorum. Any act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. If less than three directors should be present at a meeting of the Board, any senior officer of the Corporation in attendance at such meeting shall serve as a director for such meeting, selected in order of rank and within the same rank in order of seniority.

(c)

In addition to the Board’s powers under the regular Bylaws of the Corporation to fill vacancies on the Board, the Board may elect any individual as a director to replace any director who may be incapacitated and to serve until the latter ceases to be incapacitated or until the termination of the period of emergency, whichever first occurs. In considering officers of the Corporation for election to the Board, the rank and seniority of individual officers shall not be pertinent.

(d)	The Board, during as well as before any such emergency, may change the principal office or designate several alternative offices or authorize the officers to do so.

Section 13.4.     Appointment of Officers.

In addition to the Board’s powers under the regular Bylaws of the Corporation with respect to the election of officers, the Board may elect any individual as an officer to replace any officer who may be incapacitated and to serve until the latter ceases to be incapacitated.

Section 13.5.     Amendments.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board or by action of the shareholders, except that no such repeal or change shall modify the provisions of Section 13.2(b) with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.